Exhibit 10.11
IRONPLANET.COM, INC.
THIRD AMENDED AND RESTATED VOTING AGREEMENT
     This Third Amended and Restated Voting Agreement (the “Agreement”) is made as of the 27th day of September 2000, by and among IronPlanet.com, Inc., a Delaware corporation (the “Company”), Reza Bundy Saadlou (the “Founder”), the holders of Common Stock listed on Exhibit A (collectively, the “Common Holders” and individually, the “Common Holder”), and the holders of shares of Preferred Stock listed on Exhibit B (collectively, the “Investors” and individually, the “Investor”).
RECITALS
     The Company, the Founder, the Common Holders and the Investors desire to enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Investors, the Founder and the Common Holders shall vote their shares of the Company’s voting stock in favor of certain designees to the Company’s Board of Directors. The Company, the Investors, the Founders and the Common Holders each desire to facilitate the voting arrangements set forth in this Agreement, and the amendment and restatement of that certain Second Amended and Restated Voting Agreement dated July 19, 2000 (the “Prior Agreement”) with this Agreement, by agreeing to the terms and conditions set forth below. Defined or capitalized terms used herein that are not defined in this Agreement shall have the meaning ascribed to such terms in the Purchase Agreement.
AGREEMENT
     The parties agree as follows:
     1. Election of Directors.
          1.1 Board Representation. At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Founder, the Common Holders and the Investors agree to vote or act with respect to all shares of the Company’s voting stock held by them, including shares acquired after the date of this Agreement, as follows:
          (a) so long as Caterpillar Inc. (“Caterpillar”) holds more than 1,000,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of the then outstanding voting capital stock of the Company, to elect one (1) member of the Company’s Board of Directors designated by Caterpillar, who shall initially be James Beard;
          (b) so long as Komatsu America Corp. (“Komatsu”) holds more than 1,000,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of the then outstanding voting capital stock of the Company, to elect one (1) member of the Company’s Board of Directors designated by Komatsu, who shall initially be Kota Hoshino;
          (c) so long as 2,000,000 shares of the Company’s Series A Preferred Stock remain outstanding (appropriately adjusted for any stock split, dividend, combination or other recapitalization), to elect one (1) member of the Company’s Board of Directors designated by Accel Partners or its affiliates (“Accel”), who shall initially be Arthur Patterson and one (1) member of the Company’s Board of Directors designated by Kleiner Perkins Caufield & Byers or its affiliates (“KPCB”), who shall initially be Ted Schlein;
          (d) to elect one (1) member of the Company’s Board of Directors who shall be appointed by the holders of Common Stock, who shall be the Company’s then serving Chief Executive Officer; and
          (e) to elect to the Company’s Board of Directors all nominees agreed upon and nominated by a majority of the other members of the Board.
          1.2 Appointment of Directors. In the event of the resignation, death, removal or disqualification of a director selected by Caterpillar, Komatsu, Accel or KPCB, Caterpillar, Komatsu, Accel or KPCB shall, as appropriate, promptly nominate a new director, and, after written notice of the nomination has been given by Caterpillar, Komatsu, Accel or KPCB to the other parties, each Investor, Founder and Common Holder shall vote its shares of capital stock of the Company to elect such nominee to the Board of Directors. In the event any such nominee is not approved by a majority of the Company’s directors, the Company shall not take any corporate action requiring Board approval until the Board has approved such nominee or a substitute nominee.
          1.3 Removal. Caterpillar, Komatsu, Accel or KPCB may remove its respective designated director at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in its sole discretion, and after written notice to each of the parties hereto of the new nominee to replace such director, each Investor, Founder and Common Holder shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors. In the event any such nominee is not approved by a majority of the Company’s directors, the Company shall not take any corporate action requiring Board approval until the Board has approved such nominee or a substitute nominee.
     2. Additional Representations and Covenants.
          2.1 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.
          2.2 Change in Number of Directors. The Founder, the Common Holders and the Investors will not vote for any amendment or change to the Certificate of Incorporation or Bylaws providing for the election of more or less than seven (7) directors, or any other amendment or change to the Certificate of Incorporation Bylaws inconsistent with the terms of this Agreement; provided however, the Founder and the Common Holders will vote for any amendments or change to the Certificate of Incorporation or Bylaws providing for the election of more or less than seven (7) directors in the same manner as voted by Investors holding a majority of the Preferred Stock held by all Investors.
          2.3 Legends. Each certificate representing shares of the Company’s capital stock held by Founder, the Common Holders or Investors or any assignee of the Founder, the Common Holders or Investors shall bear the following legend:
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

          2.4 Future Common Holders. The Company will cause each individual that at any time holds in excess of 100,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of the Company’s Common Stock to enter into and become a party to this Agreement as a Common Holder and to agree to be bound by the terms herein.
     3. Bring Along Provision upon a Sale of the Company. In the event that (i) a consolidation or merger of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately prior to such transaction(s) own, as a result of such transaction(s), less than a majority of the voting securities of the successor or surviving corporation immediately thereafter or in which 50% voting interest is transferred, or (ii) a sale of all or substantially all of the assets or business of the Company in one or more related transactions (such events referred to herein collectively, as a “Sale of the Company”) is approved by the Board of Directors of the Company, then each Investor, Common Holder and Founder hereby agrees to:
          (a) vote that number of shares of the capital stock of the Company as to which it has beneficial ownership as of the time of the record date for such Sale of the Company;
          (b) refrain from exercising any dissenters’ rights under applicable law at any time with respect to such Sale of the Company;
          (c) refrain from transferring any securities of the Company, the acquirer, or any other applicable company during any period prohibited by then applicable “pooling of interests” accounting treatment rules, whether before or after the Sale of the Company, provided that such period of restriction prior to the closing of a Sale of the Company shall not exceed one hundred twenty (120) days; and
          (d) after receiving proper notice of any and all meetings of stockholders of the Company to vote on the approval of a Sale of the Company (“Meeting Notice”), be present, in person or by proxy, along with any of their respective affiliated entities, as holders of shares of voting securities, at all such meetings so that all shares of voting securities beneficially owned by such shareholders and/or their affiliated entities may be counted for the purposes of determining the presence of a quorum at such meetings; provided, however, that an Investor shall not be required to take or refrain from taking any action under Sections 3(a), (b) and (c) above with respect to any share of capital stock of the Company held by it for which the per share consideration to be received by the Investor as a result of the Sale of the Company is less than the Investor’s original per share purchase price of such shares.
     4. Termination.
          4.1 Termination Events. This Agreement shall terminate upon the earlier of:
               (a) A firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $6.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate cash proceeds to the Company of $20,000,000 (net of underwriting discounts and commissions); or
               (b) The sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 3.1(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.
               4.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a stock certificate legend pursuant to Section 2.3 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.
     5. Miscellaneous.
          5.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          5.2 Amendments and Waivers. This Agreement amends, restates and supersedes in its entirety the Prior Agreement. Any term hereof may be amended or waived only with the written consent of the Company, the Founder, the Common Holders holding at least a majority of the shares of Common Stock held by them and Investors holding at least two-thirds (2/3rds) of the Preferred Stock held by all Investors, provided further, if such proposed amendment would adversely effect the rights of Caterpillar, Komatsu, Accel or KPCB under Sections 1.1, 1.2 and 1.3 to appoint or remove a director selected by them, then such amendment shall require the consent of Caterpillar, Komatsu, Accel or KPCB, as appropriate. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Company, the Investors, any holder of Founder’s shares, the Common Holders and each of their respective successors and assigns. The Company may at any time cause new investors to be party to this Agreement by appending their signature to this Agreement.
          5.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or on Exhibit A hereto, or as subsequently modified by written notice.
          5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.
          5.5 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
          5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          5.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

     The parties hereto have executed this Voting Agreement as of the date first written above.

COMPANY:			FOUNDER:

IRONPLANET.COM, INC.

By:		/s/ Kevin Efrusy	/s/ Reza Bundy Saadlou

		Kevin Efrusy, President	Reza Bundy Saadlou

Address:		101 University Ave.	Address:	101 University Ave.
		Suite 240		Suite 240
		Palo Alto, CA 94301		Palo Alto, CA 94301

COMMON HOLDERS			INVESTORS

Kevin Efrusy			Arthur Patterson and ACP Family Partnership L.P.
(Print Name)			(Print Name)

By:		/s/ Kevin Efrusy	By:	/s/ Arthur Patterson

	Name:	Kevin Efrusy		Name:
		(Print)		(Print)
	Title:			Title:

KPCB Holdings, Inc., as nominee			Accel VII L.P.

By:		/s/	By:	Accel VII Associates L.L.C.

		Its Senior Vice President		Its General Partner

			By:	/s/ Arthur Patterson

Managing Member

Accel Internet Fund III L.P.			Accel Investors ’99 L.P.

By:		Accel Internet Fund III Associates L.L.C.	By:	/s/ Arthur Patterson
Its General Partner

By:		/s/ Arthur Patterson		/s/ Arthur Patterson

		Managing Member		Arthur C. Patterson

CATERPILLAR INC.

			By:	/s/ James S. Beard

				Name:	James S. Beard
(Print)

			Address:		100 N.E. Adams Street
Peoria, IL 61629

KOMATSU AMERICA CORP.			VOLVO CONSTRUCTION EQUIPMENT N.V.

By:	/s/ M. Nakamura		By:	/s/ Anthony C. Helsham

	Name:	M. Nakamura		Name:	Anthony C. Helsham
		(Print)			(Print)

Address:		440 N. Fairway Drive	Address:		Chaassee de la Hulpe, 130
		Vernon Hills, IL 60061			BE-1000 Brussels Belgium

MARUBENI CONSTRUCTION MACHINERY			MAC INVESTMENT CO., INC.
(AMERICA) INC.

By:	/s/ Hironori Okajima		By:	/s/ Michiaki Kano

	Name:	Hironori Okajima		Name:	Michiaki Kano
		(Print)			(Print)

Address:		200 E. Randolph Dr. #4838	Address:		450 Lexington Ave. 35 Fl.
		Chicago, IL 60601			New York, NY 10017

MARUBENI AMERICA CORP., INFORMATION			MARUBENI AMERICA CORP., MACHINERY
TECHNOLOGY & INFRASTRUCTURE PROJECT			GROUP
GROUP

By:	/s/ Takeshi Nakabayashi		By:	/s/ Hisahi Miyazaki

	Name:	Takeshi Nakabayashi		Name:	Hisahi Miyazaki
		(Print)			(Print)

Address:		450 Lexington Ave. 35 Fl.	Address:		450 Lexington Ave. 35 Fl.
		New York, NY 10017			New York, NY 10017

COMDISCO, INC.			RESOURCE VENTURES L.P.

By:	/s/ Jill C. Hanses		By:

	Name:	Jill C. Hanses		Name:

		(Print)			(Print)

Address:		6111 North River Road	Address:

Rosemont, IL 60018

IGNITE VENTURES II, L.P.			IGNITE ENTREPRENEURS, L.P.

By:	/s/ Nobuo Mii		By:	/s/ Nobuo Mii

	Name:	Nobuo Mii		Name:	Nobuo Mii
		(Print)			(Print)

Address:		255 Shoreline Dr. #510	Address:		255 Shoreline Dr. #510
		RWC CA 94065			RWC CA 94065

INVESTORS			INVESTORS

Auchincloss Wadsworth & Co. L.P.			DynCorp Technical Services
(Print Name)			(Print Name)

By:	/s/ Eliot Wadsworth II		By:	/s/ RB Alleger

	Name:	/s/ Eliot Wadsworth II		Name:	RB Alleger
		(Print)			(Print)
	Title:	General Partner		Title:	President

INVESTORS			INVESTORS

Brandon Nixon			Michael Jackson
(Print Name)			(Print Name)

By:	/s/ Brandon Nixon		By:	/s/ Michael Jackson

	Name:			Name:

		(Print)			(Print)
	Title:			Title:

INVESTORS			INVESTORS

Barry D. Reynolds			William N. Thorndike, Jr.
(Print Name)			(Print Name)

By:	/s/ Barry D. Reynolds		By:	/s/ William N. Thorndike, Jr.

	Name:			Name:

		(Print)			(Print)
	Title:			Title:

INVESTORS

VLG Investments 1999
(Print Name)

By:	/s/ Cathryn S. Chinn

	Name:	Cathryn S. Chinn
(Print)
	Title:	Manager

     The parties hereto have executed this Voting Agreement as of the date first written above.

RING POWER CORPORATION
By:	/s/ Randal L. Ringhaver
Name:	Randal L. Ringhaver
Title:	President

Address:	500 World Commerce Parkway St. Augustine, FL 32092
Phone:	(904) 201-7464
Fax:	(904) 281-0155
E-mail:

     The parties hereto have executed this Voting Agreement as of the date first written above.

AUSTRALIAN CAPITAL EQUITY (USA), INC.
By:	/s/ Jerry B. Daniel
Name:	Jerry B. Daniel
Title:	President

Address:	222 W. 4th Street Forth Worth, TX 976102
Phone:	(817) 335-6999
Fax:	(817) 870-1384
E-mail:

     The parties hereto have executed this Voting Agreement as of the date first written above.

EMPIRE SOUTHWEST, LLC
By:	/s/ John Helms
Name:	John Helms
Title:	Vice President and Chief Financial Officer

Address:	1725 S. Country Club Drive Mesa, AZ 85210
Fax:	(480) 633-4782